Registration No. 33-84894
                                                     Rule 424(b)(3)


           SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED MARCH 24, 1995

                    MLCC Mortgage Investors, Inc., Seller
                ML Home Equity Loan Pass-Through Certificates,
                    Series 1995-1, Class A-1 and Class A-2

                       MERRILL LYNCH CREDIT CORPORATION
                                   Servicer


 --------------------------------------------------------------------------

     On March 30, 1995, the ML Home Equity Loan Trust 1995-1 (the "Trust") issued the ML Home Equity Loan Pass-Through Certificates, Series 1995-1 (the "Certificates") in an original aggregate principal amount of $331,554,000. Each Certificate represented an undivided interest in the Trust created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1995 by and among MLCC Mortgage Investors, Inc., as seller, Merrill Lynch Credit Corporation, as servicer, and Bankers Trust Company of California, N.A., as trustee. This Supplement to the above-referenced Prospectus Supplement (the "Prospectus Supplement") supplements and updates certain of the information set forth in the Prospectus Supplement. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Equity Access Program--Delinquency and Loan Loss Experience" on pages S-38 and S-39 of the Prospectus Supplement are hereby updated, in their entirety, as follows:


                  MLCC MORTGAGE LOAN DELINQUENCY EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                                                       As of December 31,
					------------------------------------------------------------------------------------
                                        1991           1992           1993          1994           1995            1996
					-----	      --------	     ---------	   -------	---------	------------
Number of revolving credit
  line loans serviced . . . . . .         15,913         15,084         13,839        15,598         25,056           28,368
Aggregate loan balance of
  revolving credit line
  loans serviced  . . . . . . . .     $1,073,492     $1,062,930     $1,037,427    $1,079,693     $1,293,483       $1,353,800
Loan balance of revolving
  credit line loans 2 months
  delinquent  . . . . . . . . . .     $    2,250     $    3,717     $    5,161    $    5,358     $    8,447       $    8,292
Loan balance of revolving
  credit line loans 3 months
  or more delinquent  . . . . . .     $   22,361     $   18,751     $   17,508    $   22,989     $   33,763       $   39,508
Total of 2 months or more
  delinquent as a percentage
  of aggregate loan balance of
  revolving credit line loans . .          2.29%          2.11%          2.19%         2.63%          3.26%            3.53%



                     MLCC MORTGAGE LOAN LOSS EXPERIENCE
                            (DOLLARS IN THOUSANDS)


                                                                       As of December 31,
				     ---------------------------------------------------------------------------------------
                                        1991           1992           1993          1994           1995            1996
				     ----------	      ---------	   ----------	  -----------	 -----------	------------
Number of revolving credit
  line loans serviced . . . . . .         15,913         15,084         13,839        15,598         25,056           28,368
Aggregate loan balance of
  revolving credit line
  loans serviced  . . . . . . . .     $1,073,492     $1,062,930     $1,037,427    $1,079,693     $1,293,483       $1,353,800
For the Period:
  Gross Charge-offs
    dollars . . . . . . . . . . .     $      936     $    1,447     $    3,153    $    1,118     $    3,700       $    1,860
  Percentage(1)                            0.09%          0.14%          0.30%         0.10%          0.29%            0.14%




__________________________
(1) As a percentage of aggregate balance of revolving credit line loans serviced.


     The information contained in the tables set forth after the second paragraph under the heading "MLCC and its Equity Access Program--Delinquency and Loan Loss Experience" on page S-40 of the Prospectus Supplement are hereby updated in their entirety as follows:

                    DIME PORTFOLIO DELINQUENCY EXPERIENCE




                                                                       AS OF DECEMBER 31,
							 ---------------------------------------------
                                                             1993        1994       1995       1996
							  ----------   ---------   --------   --------
Number of revolving credit line loans Serviced  . . .         5,033      4,417      3,919       3,356
Aggregate loan balance of revolving credit line
  loans serviced  . . . . . . . . . . . . . . . . . .      $273,325   $233,053   $200,367    $163,241
Loan balance of revolving credit line loans
  2 Months delinquent . . . . . . . . . . . . . . . .    $      773   $  1,743   $  1,000    $  1,039
Loan balance of revolving credit line loans 3 mos.
  or more delinquent  . . . . . . . . . . . . . . . .    $      807   $  2,056   $  2,885    $  3,145
Total of 2 months or more delinquent as a percentage
   of aggregate loan balance of revolving credit line
   loans serviced . . . . . . . . . . . . . . . . . .          0.58%      1.63%      1.94%       2.56%


                                  Dime Portfolio Loan Loss Experience

                                                                       As of December 31,
							 ---------------------------------------------
                                                             1993        1994       1995       1996
							  ----------   ---------   --------   --------
As of end of period:
  Number of revolving credit line loans serviced  . .         5,033      4,417      3,919       3,356
  Aggregate loan balance of revolving credit line          $273,325   $233,053   $200,367    $163,241
For the period:
  Gross charge-offs dollars . . . . . . . . . . . . .      $      0   $     74   $     95    $    327
  Percentage(1) . . . . . . . . . . . . . . . . . . .          0.00%      0.03%      0.05%       0.20%



_______________
(1) As a percentage of aggregate balance of revolving credit line loans serviced.

     Additionally,   the  information   contained  in  the   tables  entitled
(a) "Cut-Off Date Trust Balances of MLCC Mortgage Loans" under the heading "The Mortgage Loan Pool--The MLCC Mortgage Loans" on page S-26 of the Prospectus Supplement and (b) "Cut-off Date Trust Balances of Dime Mortgage Loans" under the heading "The Mortgage Loan Pool--The Dime Mortgage Loans" on page S-31 of the Prospectus Supplement are hereby updated to indicate, as of December 31, 1996, the Loan Balances of the Mortgage Loans:



        TRUST BALANCES OF MLCC MORTGAGE LOANS AS OF DECEMBER 31, 1996


                                                                                              % of MLCCMortgage
                                                     Number of               Trust                 Loans by
           Range of Trust Balances                Mortgage Loans            Balance              Trust Balance
-------------------------------------------     ----------------     -----------------       --------------------
$    4,999.99 or Lower  . . . . . . . . . .               927         $  2,121,017.41                1.56%
$    5,000.00- 9,999.99 . . . . . . . . . .               443            3,214,011.31                2.36
$    10,000.00-     14,999.99 . . . . . . .               258            3,122,425.28                2.29
$    15,000.00-     19,999.99 . . . . . . .               222            3,883,665.00                2.85
$    20,000.00-     24,999.99 . . . . . . .               189            4,170,837.56                3.06
$    25,000.00-     29,999.99 . . . . . . .               158            4,321,124.87                3.17
$    30,000.00-     34,999.99 . . . . . . .               109            3,541,946.83                2.60
$    35,000.00-     39,999.99 . . . . . . .                95            3,573,227.53                2.62
$    40,000.00-     44,999.99 . . . . . . .                93            3,916,845.13                2.88
$    45,000.00-     49,999.99 . . . . . . .                85            4,078,105.67                2.99
$    50,000.00-     54,999.99 . . . . . . .                68            3,551,460.47                2.61
$    55,000.00-     59,999.99 . . . . . . .                66            3,800,176.31                2.79
$    60,000.00-     64,999.99 . . . . . . .                44            2,730,169.07                2.00
$    65,000.00-     69,999.99 . . . . . . .                32            2,149,490.55                1.58
$    70,000.00-     74,999.99 . . . . . . .                37            2,683,308.35                1.97
$    75,000.00-     99,999.99 . . . . . . .               124           11,003,420.70                8.08
$    100,000.00-    149,999.99  . . . . . .               146           17,821,315.33               13.11
$    150,000.00-    199,999.99  . . . . . .                70           12,191,513.24                8.95
$    200,000.00-    249,999.99  . . . . . .                34            7,491,610.28                5.50
$    250,000.00-    299,999.99  . . . . . .                24            6,638,435.62                4.87
$    300,000.00-    349,999.99  . . . . . .                14            4,511,532.19                3.31
$    350,000.00-    399,999.99  . . . . . .                13            4,919,414.09                3.61
$    400,000.00-    449,999.99  . . . . . .                 7            2,951,827.66                2.17
$    450,000.00-    499,999.99  . . . . . .                 3            1,396,620.18                1.03
$    500,000.00-    549,999.99  . . . . . .                 4            2,069,960.79                1.52
$    550,000.00-    599,999.99  . . . . . .                 1              590,925.80                0.43
$    600,000.00-    649,999.99  . . . . . .                 2            1,237,954.14                0.91
$    700,000.00-    749,999.99  . . . . . .                 1              730,000.00                0.54
$    850,000.00-    899,999.99  . . . . . .                 1              898,341.25                0.66
$    950,000.00-    999,999.99  . . . . . .                 1              999,592.66                0.73
$    1,000,000.00-  1,099,999.99  . . . . .                 2            2,114,000.00                1.55
$    1,100,000.00-  1,199,999.99  . . . . .                 1            1,100,000.00                0.81
$    1,500,000.00-  1,599,999.99  . . . . .                 1            1,500,000.00                1.10
$    2,200,000.00-  2,299,999.99  . . . . .                 1            2,294,186.16                1.68
$    2,800,000.00-  2,899,999.99  . . . . .                 1            2,874,514.68                2.11
						        -----	      ---------------		   ------
     TOTALS . . . . . . . . . . . . . . . .             3,277         $136,192,976.11              100.00%
						        =====	      ===============		   ======



        TRUST BALANCES OF DIME MORTGAGE LOANS AS OF DECEMBER 31, 1996


                                                                                             % ofDime Mortgage
                                                       Number of              Trust               Loans by
            Range of Trust Balances                 Mortgage Loans           Balance            Trust Balance
---------------------------------------------       ---------------     ---------------      -----------------
$    4,999.99 or Lower  . . . . . . . . . . .              433           $  934,841.59             11.02%
$    5,000.00- 9,999.99 . . . . . . . . . . .              190            1,298,247.21             15.29
$    10,000.00-     14,999.99 . . . . . . . .              109            1,283,656.70             15.13
$    15,000.00-     19,999.99 . . . . . . . .               53              892,525.19             10.52
$    20,000.00-     24,999.99 . . . . . . . .               31              687,673.90              8.10
$    25,000.00-     29,999.99 . . . . . . . .               13              350,302.66              4.13
$    30,000.00-     34,999.99 . . . . . . . .               10              326,092.35              3.84
$    35,000.00-     39,999.99 . . . . . . . .                4              149,810.54              1.77
$    40,000.00-     44,999.99 . . . . . . . .                7              291,409.07              3.43
$    45,000.00-     49,999.99 . . . . . . . .                6              278,713.71              3.28
$    50,000.00-     54,999.99 . . . . . . . .                4              202,977.81              2.39
$    55,000.00-     59,999.99 . . . . . . . .                2              117,218.80              1.38
$    60,000.00-     64,999.99 . . . . . . . .                1               60,871.48              0.72
$    65,000.00-     69,999.99 . . . . . . . .                3              200,776.19              2.37
$    70,000.00-     74,999.99 . . . . . . . .                1               71,845.00              0.85
$    75,000.00-     99,999.99 . . . . . . . .                4              337,991.68              3.98
$    100,000.00-    149,999.99  . . . . . . .                3              377,200.45              4.45
$    150,000.00-    199,999.99  . . . . . . .                2              311,709.01              3.67
$    300,000.00-    349,999.99  . . . . . . .                1              311,965.96              3.68
							  -----		--------------		 --------
     TOTALS . . . . . . . . . . . . . . . . .              877           $8,485,829.30            100.00%
							  =====		==============		 ========

                                   -------------------------------
                            The date of this Supplement is March 31, 1997.